UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On September 28, 2016, Marathon Patent Group, Inc., a Nevada corporation (the “Company”), held its annual meeting of shareholders (the “Meeting”).  A total of 11,571,357 shares of common and preferred stock, constituting a quorum, were present and accounted for at the Meeting.  At the Meeting, the Company’s stockholders approved the following proposals:

(i) The election of the two Class II directors to serve until 2019 and until their successors have been elected and qualified.

Both director nominees were re-elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
Richard S. Chernicoff	5,952,267	459,495	5,159,595
Christopher Robichaud	6,162,292	249,470	5,159,595

(ii) In accordance with NASDAQ Listing Rule 5635(d), the potential issuance in excess of 20% of the Company’s outstanding shares of common stock in one or more non-public offerings, where the maximum discount at which securities will be offered will be equivalent to a discount of 25% below the market price of the Company’s common stock.

The potential issuance was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
4,934,912	1,423,193	53,657	5,159,595

(iii) Approval of any change of control that could result from the potential issuance of securities in the non-public offerings following approval of Proposal 2, as required by and in accordance with Nasdaq Marketplace Rule 5635(b).

The potential change of control was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
5,615,180	742,825	53,757	5,159,595

(iv)  Ratification of the appointment of SingerLewak LLP as the Company’s independent registered certified public firm for fiscal 2016.

The appointment of SingerLewak LLP was ratified and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
11,267,585	236,563	67,209	—

As of the record date for the Meeting, 16,029,145 shares of common and preferred stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 30, 2016

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer